                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                    ----------------------------------------

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of Earliest Event Reported)
                                 April 28, 2000
                                ----------------




                        ADVANCED TECHNICAL PRODUCTS, INC.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



     Delaware                        0-01298             11-1581582
------------------------------   -------------------     ------------
(State or other                 (Commission File No.)   (I.R.S. Employer
jurisdiction of incorporation)                           Identification No.)




                        200 MANSELL COURT EAST, SUITE 505
                             ROSWELL GEORGIA, 30076
------------------------------------------------------------------------------
              (Address of principal executive offices and zip code)

       Registrants telephone number, including area code: (770) 993-0291
                                                          --------------

Item 5.  Other Events.

     On May 18, 2000, Advanced Technical Products, Inc. (the Company) announced that it has completed its audit for the 1999 fiscal year and will file its Annual Report on Form 10-K with the Securities and Exchange Commission by Monday, May 22, 2000.

     The Company also announced that pursuant to the January 2000 Agreement and Plan of Merger, dated January 28, 2000 by and among two affiliates of The Veritas Capital Fund, L.P., (Veritas) and the Company (the January Agreement), on May 18, 2000, it delivered its audited financial statements for fiscal year 1999, together with updated disclosures regarding the Company and its business to representatives of Veritas.

     Pursuant to the terms of the January Agreement, if the proposed transaction is consummated, a Veritas affiliate will pay the Companys shareholders $12.75 per share in cash without interest.

     Pursuant to the terms of the January Agreement, Veritas has ten days, commencing on May 18, 2000, in which to terminate the January Agreement at its discretion. If Veritas terminates the January Agreement, the Company is obligated to reimburse Veritas for its expenses up to $750,000. If Veritas does not terminate within that ten-day period, it must promptly provide the Company with reasonable evidence that Veritas has obtained financing to consummate the proposed transaction. If Veritas does not terminate the January Agreement within the ten-day acceptance period, it will be obligated to pay to the Company a cash fee of $3,000,000 in the event that the January Agreement is terminated by reason of Veritas failure to obtain financing on or before June 30, 2000.

     On April 28, 2000, the Company announced that it is restating its results of operations for its fiscal year ended December 31, 1998 and for the nine months ended October 1, 1999.

     As reflected in the Companys audited financial statements, the effects of the adjustments to the Companys 1998 consolidated financial statements were as follows:

         1) a reduction of revenues of $650,000;

         2) an increase in cost of revenues of $1,736,000;

         3) an increase in general and administrative expenses of $359,000; and

         4) a reduction in income tax expense of $1,057,000 to reflect the effect of the above adjustments.

     The aggregate effect of such adjustments was to reduce 1998 income before income taxes by $2,745,000, net income by $1,688,000 and diluted earnings per share by $.30.

     The aggregate effect of the adjustments to the nine months ended October 1, 1999 was to reduce revenues by $3,306,000, net income by $5,135,000 and diluted earnings per share by $.93.

     The Company has requested a hearing before the NASDAQ Qualifications Hearing Panel to determine if the Companys Common Stock should continue to be listed on the Nasdaq Stock Market. A hearing has been scheduled before the NASDAQ Panel for May 25, 2000. A copy of the Press Release issued by the Company on May 18 is attached hereto as Exhibit 99.1 and incorporated herein by reference. A copy of the Press Release issued by the Company on April 28 is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 7.  Exhibits.

         99.1     Press Release issued by the Company on May 18, 2000

         99.2     Press Release issued by the Company on April 28, 2000

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                       ADVANCED TECHNICAL PRODUCTS, INC.



                                       By:      /s/ Garrett L. Dominy
                                          -------------------------------------
                                          Garrett L. Dominy
                                          President and Chief Executive Officer



Date:  May 19, 2000

                                  Exhibit 99.1

     Advanced Technical Products, Inc. Completes its Audit and Delivers Audited Financial Statements to Potential Buyer ROSWELL, Ga., May 18 /PRNewswire/ -- Advanced Technical Products, Inc. (Nasdaq: ATPXE news), today announced that it has completed its audit for the 1999 fiscal year and will file its Annual Report on Form 10-K with the Securities and Exchange Commission by Monday, May 22.

     The Company also announced that pursuant to the January 2000 Agreement and Plan of Merger, dated January 28, 2000 by and among the Company and two affiliates of The Veritas Capital Fund LP, on May 18, 2000, the Company delivered to representatives of Veritas its audited financial statements for fiscal year 1999, together with updated disclosures regarding the Company and its business.

     Pursuant to the terms of the January Agreement, if the proposed transaction is consummated, a Veritas affiliate will pay the Companys shareholders $12.75 per share, without interest. Veritas has ten days, commencing on May 18, 2000 in which to terminate the January Agreement at its discretion. If Veritas terminates the January Agreement, the Company is obligated to reimburse Veritas for its expenses up to $750,000. If Veritas does not terminate within that ten-day period, it must promptly provide the Company with reasonable evidence that Veritas has obtained financing to consummate the proposed transaction. If Veritas does not terminate the January Agreement within the ten-day acceptance period, it will be obligated to pay to the Company a cash fee of $3,000,000 in the event that the January Agreement is terminated by reason of Veritas failure to obtain financing on or before June 30, 2000.

     The Company designs, develops and manufactures advanced composite based materials and products from continuous high strength fibers which optimize structural performance while minimizing the components weight. The Company believes it is one of a very few with the ability to utilize multiple processes, such as, autoclave lamination, filament winding, resin transfer molding and metal bonding. Using these processes, the Company manufactures products for the aerospace and defense markets, as well as for commercial applications including oil and gas tubulars and fuel tanks for Natural Gas Vehicles. The Company is also a leader in the development and production of chemical defense systems.

     This press release includes forward-looking statements regarding the present intentions and expectations of management of the Company. Certain factors beyond the Companys control could cause results to differ materially from those in these forward-looking statements. Other risk factors include general market conditions, dependence on the aerospace and defense industries, the level of military expenditures and competition in the markets for the Companys products, are more fully described in The Companys Form 10-K and other documents filed with the Securities and Exchange Commission.

                                  Exhibit 99.2

                   Advanced Technical Products, Inc. Announces
                Restatement of 1999 and 1998 Financial Statements

     Roswell,  GA, April 28, 2000 - Advanced Technical  Products,  Inc. (Nasdaq:
ATPXE) today announced that it has completed its review of the books and records of its Alcore subsidiary. The Company has previously announced that it was making a review of the Alcore subsidiarys books and records as a result of a
Federal investigation into certain allegations relating to the Alcore subsidiary. The Company announced that it is restating its financial statements for the nine months ended October 1, 1999 and the year ended December 31, 1998.

     The summarized results for the nine months ended October 1, 1999 and the year ended December 31, 1998 are as follows (in thousands, except EPS):


                                                        Nine Months 1999                     Year Ended 1998
                                               --------------------------------    --------------------------------
                                                   As reported       Restated           As reported      Restated
                                                --------------------------------   --------------------------------

Revenue                                               $137,303       $133,997              $165,074      $164,424
Net income (loss)                                        4,906          (229)                 5,687         3,998
Diluted earnings (loss) per share                        $0.88        $(0.05)                 $1.01         $0.71


RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1999
     Revenue, net loss and net loss per share for the year ended December 31, 1999 are $179.2 million, $(3.2) million, and $(0.61) respectively.

     The Company was unable to file its Form 10-K within the extended filing period, but anticipates filing its Form 10-K in approximately two weeks. In addition, the Company announced its stock now trades on Nasdaq under the symbol ATPXE to reflect the Companys failure to timely file its Form 10-K for 1999. The Company has requested a hearing before the Nasdaq Qualifications Hearing Panel to determine if the Companys Common Stock should continue to be listed on the Nasdaq Stock Market, and a hearing has been scheduled for May 25, 2000.

     ATP designs, develops and manufactures advanced composite based materials and products from continuous high strength fibers which optimize structural performance while minimizing the components weight. ATP believes it is one of a very few with the ability to utilize multiple processes, such as, autoclave lamination, filament winding, resin transfer molding and metal bonding. Using these processes, the Company manufactures products for the aerospace and defense markets, as well as for commercial applications including oil and gas tubulars and fuel tanks for Natural Gas Vehicles. The Company is also a leader in the development and production of chemical defense systems.

     Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This press release includes forward-looking statements regarding the present intentions and expectations of management of ATP. Certain factors beyond ATPs control could cause results to differ materially from those in these forward-looking statements. Among these risk factors are the possibility that the sale of Advanced Technical Products may not close due to the failure to satisfy certain conditions. Other risk factors include general market conditions, dependence on the aerospace and defense industries, the level of military expenditures and competition in the markets for ATPs products, and are more fully described in filings with the Securities and Exchange Commission.

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